Exhibit (1)

                                  PRESS RELEASE

                                    EXHIBIT 1

                        Finance, Funding & Opportunities
[GRAPHIC OMITTED]

                                 MONEY ZONE.COM

                                              COMPANY        RANDALL GREENE, CEO
                                              CONTACT:       704-643-6885


                              FOR IMMEDIATE RELEASE

              MONEYZONE.COM AGREES TO PURCHASE SUTTON ONLINE INC.;

         Institutional Shareholder Base to Include GlobalNetFinancial.com (Nasdaq: GLBN), and Global Capital Partners Inc. (Nasdaq: GCAP).

                  CHARLOTTE, NC, APRIL, 9 - MoneyZone.com (OTC: MOZN) agreed today to purchase all of the issued and outstanding shares of Sutton Online, Inc., an innovative, direct access software company providing online trading solutions to individuals, broker dealers, and financial institutions.

                  Under the terms of the purchase, MoneyZone.com will issue 6,000,000 shares of Common Stock for all the shares outstanding of Sutton Online. The total shares outstanding post merger will be 6,100,000 with an additional 650,000 shares to be issued upon the conversion of certain promissory notes from third party investors.

                  "This merger brings Sutton Online, Inc. one step closer to its ultimate goal of trading on NASDAQ. We are excited about the prospect of increased access to capital through the financial markets, and have already experienced additional institutional interest in Sutton Online, Inc. as an investment as a result of our move to a public listing", said Jon Siegel Chairman & CEO of Sutton Online, Inc.

                  The transaction is subject to certain conditions, including the approval of the shareholders of MoneyZone.com and compliance with the Securities and Exchange Act of 1934.

Certain information contained in this press release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties, including but not limited to the effect of political, technological, economic and market conditions both domestically and in Europe and those referred to in the discussion of the risks and uncertainties set forth in the MoneyZone.com Annual Report on Form 10-KSB-A for the fiscal year ended December 31, 2000, and in the Company's other reports filed pursuant to the Securities Exchange Act of 1934. Financial projections are management estimates and are subject to revision based on final audited financial statements. Readers are cautioned not to place undue reliance on these forward looking statements, which are made as of the date hereof and the Company undertakes no obligation to release any revisions to the forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

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  6000 Fairview Road Suite 1410 Charlotte, NC 28210 Toll Free +1.877.553.1442
                      Ph +1 704.522.1410 Fx +1 704.643.8097

                   http://www.moneyzone.com info@moneyzone.com